Exhibit 1.1

                                                              American Depositary Shares

Representing an Aggregate of                                          Ordinary Shares

JUMIA TECHNOLOGIES AG

AMERICAN DEPOSITARY SHARES, EACH REPRESENTING [●] ORDINARY SHARES, NO PAR VALUE

UNDERWRITING AGREEMENT

                    , 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Berenberg Capital Markets, LLC

As Representatives of the several Underwriters listed on Schedule I hereto

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

c/o Citigroup Global Markets Inc.

      388 Greenwich Street

      New York, NY 10013

c/o Berenberg Capital Markets, LLC

      1251 Avenue of the Americas-53rd floor

      New York, NY 10020

Ladies and Gentlemen:

Jumia Technologies AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin, Germany, under number HRB 203542 (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of [●] ordinary bearer shares with no par value (auf den Inhaber lautende Stammaktien ohne Nennwert (Stückaktien)) and a notional attributable value (rechnerischer Nennwert) of €1.00 (the “Firm Shares”), in the form of [●] American Depositary Shares (the “Firm ADSs”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] newly issued ordinary bearer shares with no par value (the “Additional Shares”), in the form of [●] American Depositary Shares (the “Additional ADSs”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares,” and the Firm ADSs and the Additional ADSs, if any, are hereinafter collectively referred to as the “ADSs.” The ordinary bearer shares with no par value of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Stock.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated [●], 2019, among the Company, The Bank of New York Mellon, as the depositary (the “Depositary”) and owners and beneficial owners, from time to time, of the ADSs. Each ADS will initially represent [●] ordinary shares deposited with the Depositary pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the ADSs. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. A registration statement on Form F-6 (File No. 333-[●]) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement became effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 333-[●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the ADSs.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The ADSs have been duly registered under the Securities Act pursuant to the Registration Statement and the ADS Registration Statement.

(b) (i) The Registration Statement and the ADS Registration Statement, when each became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information is that described as such in Sections 9(a) and 9(c) hereof.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company is a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register (Handelsregister) (the “Commercial Register”) of the local court (Amtsgericht) in Berlin, Germany, under number 203542 B. The Company has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business as a foreign corporation in good standing (to the extent that good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is not in violation of its articles of association or other governing documents. The Company is not in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets may be bound or in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over the Company or its properties, except in each case where any such default or violation would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The constitutive documents of the Company comply with the requirements of German law and are in full force and effect.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business as a foreign corporation in good standing (to the extent that good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares and all share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims and, except for certain non-controlling interests or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are owned directly or indirectly by the Company. None of the subsidiaries is in violation of its articles of association or other governing documents, except any such violation as would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the subsidiaries is in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets may be bound or in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over such subsidiary or its respective properties, except in each case where any such default or violation would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) The management board and the supervisory board of the Company have taken or will take, as the case may be, all necessary corporate or other action to authorize the public offering of ADSs, the capital increase, and all other actions contemplated by this Agreement. In particular, this Agreement has been duly authorized, executed and delivered by the Company.

(g) The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(h) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) issuance by the Depositary of the ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of American Depositary Receipts (“ADRs”) evidencing ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such ADSs and/or ADRs will be duly and validly issued and the persons in whose names the ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs will conform in all material respects to the descriptions thereof in each of the Time of Sale Prospectus and the Prospectus.

(i) The Company has various authorized capitals, conditional capital and issued share capital as set forth in the Time of Sale Prospectus and the Prospectus. All of the existing shares of the Company are, and the Firm Shares and the Additional Shares, when duly subscribed, duly paid and effectively issued as provided herein, will be validly issued and fully paid, freely transferable under the Company’s articles of association and under applicable German law and free of any pre-emptive or third party rights created by the Company. The Company’s existing shares conform, and the Firm Shares and the Additional Shares will conform, to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus, and the global share certificate(s) relating to the Firm Shares and the Additional Shares, as the case may be, when submitted to Clearstream Banking AG, Frankfurt am Main, (the “Custodian”) as provided herein, conform or will conform to such descriptions. The Firm Shares and the Additional Shares shall have equal rights and shall be fully fungible with the Company’s existing shares.

(j) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of the Company or of any of its subsidiaries, and the Company has not entered into any other agreement or arrangement of any kind that evidences rights of any holder against the Company to subscribe or to require the issue of shares of the Company or of any of its subsidiaries or any other securities similar to shares of the Company or of any of its subsidiaries or which could give rise to a liability of the Company to issue any shares.

(k) The Shares may be freely deposited with the Custodian (as defined in Section 2(d) hereof) against issuance by the Depositary of ADRs evidencing ADSs. The ADSs, when issued and delivered against payment thereof, will be freely transferable to or for the account of the several Underwriters; and there are no restrictions on subsequent transfers of such ADSs under the laws of the Federal Republic of Germany or the United States.

(l) The Firm Shares, upon subscription and issuance upon registration, and the Additional Shares, upon subscription and issuance upon registration, are not subject to any liens, charges, encumbrances, equities, claims or to any rights of any person and are freely transferable under the Company’s articles of association and under applicable German law, including to the relevant clearing systems. Under applicable laws and regulations, no authorizations, approvals, consents or licenses of any governmental authority or regulatory body or agency are required to be obtained by the Company to effect dividend payments declared and payable on, or in respect of, the Shares.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of (i) applicable law or (ii) the articles of association or any by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of (i). (iii) or (iv) where any such contravention would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, stockholders’ equity, operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings that would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(s) The Company and its subsidiaries (i) are in compliance with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) To the best knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) The Company and its subsidiaries are in compliance with any law, regulation or governmental decree relating to media law, copyright law, data protection law, advertising law, consumer protection law, labor law and criminal law or online payment service regulations of the jurisdictions in which the Company and its subsidiaries are engaged in their business, except where such noncompliance would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) The Company and its subsidiaries comply with all applicable data protection laws, guidelines and industry standards and have established the procedures necessary to ensure continued compliance, except where any failure to comply and/or to maintain procedures would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor, to the Company’s best knowledge, any of its subsidiaries has received any notice or allegation from any competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that the Company or any of its subsidiaries has not complied with applicable data protection laws, guidelines and industry standards, except where any failure to comply would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. No individual has claimed and, so far as the Company is aware, no grounds exist for an individual to claim, compensation from the Company or any of its subsidiaries for breaches of applicable data protection laws or for loss or unauthorized disclosure of Personal Data, except where any such claim would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, passport number, credit card number, bank information, or customer or account number, and (ii) any other piece of information that allows the identification of such natural person.

(w) The information technology systems, equipment and software used by the Company and its subsidiaries in their respective businesses, including those used to process online order and payment services, (the “IT Assets”) (i) operate and perform in accordance with relevant specifications and otherwise as required by the Company’s and its subsidiaries’ respective businesses as currently conducted and (ii) have not malfunctioned or failed at any time during the period covered by the financial statements included in the Time of Sale Prospectus and the Prospectus, except, in each case of (i) and (ii) above, as non-compliance with this representation would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. To the Company’s best knowledge, there has been no security breach, attack or other compromise as a result of which any person has gained unauthorized access to any IT Asset in a manner that would have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and its subsidiaries have taken precautions that they reasonably believe to be appropriate, including contingency plans, back-up facilities and disaster recovery technology processes consistent with industry standard practices, and necessary to protect the computer systems (hardware and software) and information technologies and related systems (such as networks) implemented or used by the Company and its subsidiaries against (i) overload, failure, limitation of system capacities, manual misuses and other interruptions of regular business operations, (ii) fire, explosion, flood, any calamity or other interruptions of regular business operations and (iii) unauthorized access or manipulation by third parties, in order to ensure that the events under (i) through (iii) above would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) All IT Assets used or required for use by the Company and its subsidiaries are either owned by, or properly licensed or leased to, the Company or its subsidiaries and are not dependent on any facilities or systems which are not under the ownership or control of the Company or its subsidiaries; the Company and its subsidiaries are not in default under any such licenses or leases, and there are no grounds on which they might be terminated; and the IT Assets have (and each part of them has) sufficient capacity and performance to meet the material processing and other business requirements of the Company and its subsidiaries and the anticipated requirements for at least the next twelve months; except, in each case of the above, as non-compliance with this representation would have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement.

(aa) (i) None of the Company or its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s best knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Public Law 107-56, the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-

Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc) (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the best knowledge of the Company, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union (“EU”), Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of applicable Sanctions.

The foregoing shall apply only to the extent it does not result in a violation of or conflict with Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Regulation (EC) No. 2271/96 or any similar applicable anti-boycott law or regulation.

(dd) Neither the Company nor any of its subsidiaries or controlled affiliates, or any director, officer, or, to the best knowledge of the Company, any employee thereof during the prior five years has (i) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any government entity or similar agency or (ii) been the subject of current, pending, or threatened investigation, inquiry, or enforcement proceedings for violations of applicable anti-corruption laws, Anti-Money Laundering Laws, Environmental Laws, or laws and regulations related to the enforcement of Sanctions.

(ee) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ff) No subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, from paying any dividends to its shareholders, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary, except, in each case, for any prohibition that would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. No affiliate of the Company or shareholder of such affiliate, as the case may be, is currently prohibited, directly or indirectly, under any applicable laws or regulations, from making any payments or other distributions to the Company and/or its subsidiaries, or from repaying to the Company and/or its subsidiaries any loans or advances made to such affiliate or shareholder of such affiliate, as the case may be, from the Company and/or its subsidiaries.

(gg) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(hh) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj) Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries or any of their respective controlled affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries or any of their respective affiliates, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations and the Company and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except in each case for any failure to comply with the respective terms and the requirements of any applicable statutes, orders, rules and regulations as would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole; the fair market value of the assets of each such plan, agreement, policy and arrangement which is required or intended to be funded (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued or earned or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions, except where any failure to exceed such present value would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole; and the liabilities reflected in the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement that is not required or intended to be funded accurately reflect the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions, except where any failure to reflect such present value would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ll) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities in each jurisdiction of operation necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(mm) The Company and its management board and supervisory board are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and all rules of the New York Stock Exchange (the “NYSE”) that are applicable to them as of the date of this Agreement. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company and its subsidiaries have made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(oo) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has not sold, issued or distributed any shares of Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or

S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the ADSs pursuant to the Registration Statement.

(qq) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and each of its subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would have or be reasonably expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole(except for cases in which a tax authority in the course of an ongoing tax audit has notified tax reassessments to the Company or its subsidiaries for potential tax liabilities, which are contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company).

(rr) The consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of comprehensive income, changes in equity and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved. The summary and selected financial information and other financial and operational data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein (with respect to such financial data only). Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder.

(ss) The consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act; the summary and selected consolidated financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(tt) Neither the Company nor, to the Company’s best knowledge, its subsidiaries or affiliates, nor any of their respective directors, officers or affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(uu) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) under the heading “Concurrent Private Placement”, insofar as such statements purport to disclose the material terms of the agreements and arrangements discussed therein, are accurate in all material respects and present the information required to be shown, and (ii) under the heading “Description of Share Capital and Articles of Association”, insofar as such statements purport to be a summary of the terms of the Shares, are accurate and fair summaries of such terms in all material respects.

(vv) The statistical, industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived.

(ww) The Company possesses, is in compliance with the terms of, and is not in breach of or in default under, all certificates, authorizations, franchises, consents, approvals, orders, licenses and permits and has made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) material to the conduct of the businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to own, lease, license and use its properties and assets, except to the extent that any such noncompliance, breach, default or failure would not have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has not received any notice of proceedings relating to, and, to the best knowledge of the Company, is not aware that any regulatory body is considering, the suspension, revocation or modification of any such Licenses that, if determined adversely to the Company, would have or be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx) The ADSs have been approved in principle for listing on the NYSE, subject only to the issuance of an official notice by such stock exchange.

(yy) There are no contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) that are not described or filed as required. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or, where applicable, intent not to renew, any of the Filed Documents, and no such termination or nonrenewal has been threatened by the Company or any of its subsidiaries or, to the best knowledge of the Company, by any other party to any such contract or agreement.

(zz) Ernst & Young, Société anonyme, which has certified certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Securities Act.

(aaa) It is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in the Federal Republic of Germany.

(bbb) From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ccc) The Company (i) has not alone engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ddd) Any Testing-The-Waters Communication the Company has engaged in was not subject to the provisions and requirements of Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (market abuse regulation).

(eee) As of the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(fff) Under the current laws and regulations of the Federal Republic of Germany, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Federal Republic of Germany and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Federal Republic of Germany.

(ggg) Except as described in the Prospectus, dividends and other distributions on the Shares will not be subject to withholding or other taxes under the laws applicable in Germany and are otherwise free of any other tax, withholding or deduction in Germany and without the necessity of obtaining any consent, authorization, order, registration or qualification of or with any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company.

(hhh) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Federal Republic of Germany or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein.

(iii) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year, and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(jjj) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(kkk) The choice of law of the State of New York as the governing law of this Agreement is or will be a valid choice of law under the laws of the Federal Republic of Germany and will be given effect by the courts of the Federal Republic of Germany.

(lll) The Company has no immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, or this Agreement and the Deposit Agreement or actions to enforce judgments in respect thereof.

(mmm) There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, supervisory board members or management board members or, to the Company’s best knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

2. Agreements to Sell and Purchase.

(a) The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly: (i) to purchase from the Company the respective numbers of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto, (ii) through Morgan Stanley & Co. LLC (the “Settlement Agent”), acting in its own name and for the account of the several Underwriters, as provided for in Section 2(b) below, to subscribe, on the date hereof, for the Firm Shares at a price of €1.00 per Firm Share (the “Issue Price”), and (iii) through the Settlement Agent, acting for the account of the several Underwriters, to pay to the Company the Issue Price for each of the subscribed Firm Shares by crediting as of [●], 2019 the Issue Price multiplied by the number of Firm Shares (the “Aggregate Issue Price”) into a special account opened at an affiliate of the Settlement Agent in Germany (account number: [●]) and entitled “Jumia Sonderkonto Kapitalerhöhung 2019” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges (including negative interest).

(b) For purposes of registering the capital increase representing the Firm Shares (the “Capital Increase”) in the Commercial Register, the Settlement Agent will, subject to the conditions set forth herein, (i) deliver to the notary public Hans-Hermann Rösch, Gleiss Lutz, Friedrichstraße 7, 10117 Berlin, Germany (the “Notary”), an executed subscription certificate (Zeichnungsschein) in the form attached as Exhibit A hereto (the “Subscription Certificate”) dated [●], 2019 (the “Subscription Date”), duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”) for the Firm Shares, such subscription certificate, in accordance with its terms, to expire at [12:00 p.m. (noon)] CET on [●], 2019, and (ii) effect payment of the Aggregate Issue Price as described and defined in Section 2(a)(iii) above, as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Issue Price, the Settlement Agent will, subject to the fulfillment of the conditions set-out herein, cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit B hereto (the “Bank Certificate”), confirming such credit (Sections 188 (2), 36 (2), 36a (1) and 37 (1) AktG).

(c) Promptly upon receipt of the Subscription Certificate and of the Bank Certificate pursuant to Section 2(b) above, the Company shall take all reasonable measures to effect the registration of the capital increase in the Commercial Register by [●], 2019. Copies of all documents filed with the Commercial Register shall be delivered to the Settlement Agent in pdf form. Promptly upon the registration of the capital increase in the Commercial Register, but at the latest by [11:00 a.m.] CET on [●], 2019, the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish the Settlement Agent and/or an affiliate designated by the Settlement Agent, with a certified copy of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register in chronological order, each evidencing such capital increase. If the registration with the Commercial Register of the increase of the Company’s registered share capital in an amount of €[●] has not been effected by [12:00 p.m. (noon)] CET on [●], 2019, the Subscription Certificate for the Firm Shares shall expire, and the Settlement Agent, on behalf and for the account of the several Underwriters, shall (at its option) obtain repayment of the Issue Price for the Firm Shares by way of cancelling the credit of the Aggregate Issue Price for the Firm Shares to the Capital Increase Account. In such event, the Representatives, on behalf of the several Underwriters, and the Company may agree, that the Underwriters, through the Settlement Agent, submit a new Subscription Certificate for the Firm Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the Firm Shares on or prior to [●], 2019, all obligations of the Underwriters to subscribe for the Firm Shares and the obligation of the Underwriters to pay the Purchase Price pursuant to Section 5 shall terminate. In this event, the reimbursement obligations of the Company pursuant to Section 7(i) and the provisions set out in Sections 9, 10, 11, 14, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect.

(d) Promptly on the day on which the capital increase in relation to the Firm Shares is registered in the Commercial Register, but at the latest by [11:00 a.m.] CET on [●], 2019, the Company shall deliver to a designated affiliate of the Settlement Agent one or more global share certificate(s), in the form set forth as Exhibit C, representing the Firm Shares. The Settlement Agent undertakes that it will, for the account of the several Underwriters, cause the delivery of the global share certificate(s) to the Custodian and transfer title to the Firm Shares to the Depositary on or prior to the Closing Date (as defined below), to enable the delivery by the Depositary of the Firm ADSs in respect of the Firm Shares to the Settlement Agent in its own name and for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

(e) The Underwriters are neither joint obligors (Gesamtschuldner) nor joint creditors (Gesamtgläubiger) and, independently from any legal co-ownership under German law with respect to the global share certificate(s) relating to the Firm Shares, there shall be neither joint nor fractional co-ownership (weder Gesamthandseigentum noch Miteigentum nach Bruchteilen) among the Underwriters with regard to the Firm Shares.

(f) For purposes of transfer by way of book-entry of the Company’s existing share capital, the Company shall deliver at the latest by [●], 2019, 11:00 a.m. CET to an affiliate designated by the Settlement Agent one global share certificate representing the Company’s existing shares. The Settlement Agent shall procure that such global share certificate is deposited with the Custodian to enable the transfer of the Company’s existing shares by way of book-entry to the existing shareholders of the Company.

(g) The Company agrees to indemnify and hold harmless the Settlement Agent and Morgan Stanley Bank AG, Frankfurt am Main, Germany, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Settlement Agent and/or Morgan Stanley Bank AG may become subject in connection with information received from the Company in writing relating to the custody and settlement process and obligations arising therefrom. The parties hereto hereby designate Morgan Stanley Bank AG, Frankfurt am Main, Germany, as third-party beneficiary of the indemnity set out in this Section 2(g) having the right to enforce such indemnity, provided, however, that no consent from Morgan Stanley Bank AG, Frankfurt am Main, Germany, shall be needed for any amendment of this Agreement.

3. Option to buy Additional Shares and ADSs; Greenshoe Option.

(a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares in the form of Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] newly issued Additional Shares at the Aggregate Option Issue Price (as defined below) (the “Greenshoe Option”), provided, however, that the amount paid by the Underwriters for any Shares in the form of Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice (the “Option Exercise Notice”) not later than 30 days after the date of this Agreement. The Option Exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be subscribed for (the “Additional Shares Subscription Date”). Such date must be at least one business day after the Option Exercise Notice is given and may not be earlier than the Closing Date for the Firm ADSs nor later than ten business days after the date of such Option Exercise Notice (unless such time and date are postponed in accordance with Section 11 hereof). For the purposes of this Agreement, a “business day” shall be a day on which banks are open for business and exchanges are open for trading in New York.

(b) If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) as set out below that bears the same proportion to the total number of Additional ADSs to be purchased as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs (or such number increased as set forth in Section 11 hereof).

(c) Upon notice of the Settlement Agent to the Company on the final number of new Additional Shares in the form of Additional ADSs (the “Final Number of New Additional Shares”) to be issued by the Company by way of a capital increase from authorized capital, each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, through the Settlement Agent, acting in its own name and for the account of the several Underwriters, to pay to the Company $[●] for each of the Final Number of New Additional Shares by crediting, with a value date that falls on the Additional Shares Subscription Date, multiplied by the number of Additional Shares for which the option to purchase has been exercised (the “Aggregate Option Issue Price”), to the Capital Increase Account.

(d) For purposes of registering the capital increase representing the Final Number of New Additional Shares for which the option to purchase has been exercised (the “Additional Capital Increase”) with the Commercial Register, the Settlement Agent will, subject to the conditions set forth herein: (i) deliver to the Notary a subscription certificate (the “Additional Shares Subscription Certificate”) dated the Additional Shares Subscription Date, duly signed in duplicate form pursuant to Section 185 AktG for the relevant Additional Shares, such subscription certificate, in accordance with its terms, to expire at 12:00 p.m. CET on the date that falls two business days after the Additional Shares Subscription Date, and (ii) effect payment of the Aggregate Option Issue Price as described in Section 4(c) above, as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Option Issue Price, the Settlement Agent will, subject to the fulfillment of the conditions set out herein, cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) confirming such credit (the “Additional Shares Bank Certificate”).

(e) Promptly upon receipt of the Additional Shares Subscription Certificate and of the Additional Shares Bank Certificate, the Company shall take all reasonable measures to effect the registration of the Additional Capital Increase in the Commercial Register by [●]. Copies of all documents filed with the Commercial Register shall be delivered to the Settlement Agent and/or an affiliate designated by the Settlement Agent. Promptly upon the registration of the Additional Capital Increase in the Commercial Register, but at the latest by 12:00 p.m. CET on the second business day after the Additional Shares Subscription Date (as defined below), the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish the Settlement Agent and/or an affiliate designated by the Settlement Agent a certified copy of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register in chronological order, each evidencing the Additional Capital Increase.

(f) Promptly upon the Additional Capital Increase, the Company shall deliver to an affiliate designated by the Settlement Agent one or more global share certificate(s) representing the Additional Shares for which the Greenshoe Option has been exercised. The Settlement Agent shall procure that such global share certificate(s) are deposited with the Custodian.

(g) If the registration of the Additional Capital Increase with the Commercial Register has not been effected by 12:00 p.m. CET on the second business day after subscription for the Additional Shares has occurred (the “Additional Closing Date”) or such later date as may be agreed between the Company and the Representatives, on behalf of the Underwriters, the Additional Shares Subscription Certificate shall expire and the Settlement Agent, in its own name but for the account of the Underwriters, may cancel the credit of the Aggregate Option Issue Price to the Capital Increase Account. In such event, all obligations of the Settlement Agent, acting in its own name but for the account of the Underwriters, to subscribe for the Additional Shares shall terminate. In this event, the reimbursement obligations of the Company pursuant to Section 7(i) and the provisions set out in Sections 9, 10, 11, 14, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force.

(h) The Underwriters are neither joint obligors (Gesamtschuldner) nor joint creditors (Gesamtgläubiger) and, independently from any legal co-ownership under German law with respect to the global share certificate(s) relating to the Additional Shares, there shall be neither joint nor fractional co-ownership (weder Gesamthandseigentum noch Miteigentum nach Bruchteilen) among the Underwriters with regard to the Additional Shares.

4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the ADSs are to be offered to the public initially at $[●] per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of a $[●] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery.

(a) Payment for the ADSs shall, subject to the conditions set-out herein, be made by wire transfer in immediately available funds to the Company at the account specified by the Company to the Representatives in the case of the Firm ADSs at 10:00 a.m., New York City time, on [●], 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Additional ADSs, on the date and at the time and place specified by the Option Exercise Notice. The time and date of such payment for the Firm ADSs is referred to herein as the “Closing Date.”

(b) Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall, subject to the conditions set-out herein, be made against delivery to the Representatives for the respective accounts of the several Underwriters of the ADSs to be purchased on such date with any transfer taxes payable in connection with the sale of such ADSs duly paid by the Company. Delivery of the relevant ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(c) The aggregate amount to be paid by the several Underwriters to the Company on the Closing Date shall be $[●] per ADS (the “Purchase Price”) multiplied by the number of Firm ADSs delivered on such date, less the Aggregate Issue Price and less fees and expenses as set forth in Section 7(i) hereof (the “Excess Firm Shares Proceeds Amount”). The Underwriters through the Settlement Agent and in satisfaction of their respective obligations shall, subject to the conditions set-out herein, promptly after the Excess Firm Shares Proceeds Amount has been paid to the Capital Increase Account, transfer the complete balance on the Capital Increase Account for value at the Closing Date to the bank account of the Company at [●] (the “Company’s Account”).

(d) On the Additional Closing Date, the Underwriters through the Settlement Agent and in satisfaction of their respective obligations shall, subject to the conditions set-out herein, transfer the complete balance on the Capital Increase Account less (i) fees and expenses as set forth in Section 7(i)

hereof, to the extent not deducted under 5(c) above, and (ii) an amount equal to the difference between the Public Offering Price and the Purchase Price multiplied by the number of Additional ADSs (the “Excess Option Proceeds Amount”) to the Company’s Account.

(e) Solely for the purpose of calculating the Excess Firm Shares Proceeds Amount and the Excess Option Proceeds Amount in U.S. dollars, the Aggregate Issue Price is converted from euro into U.S. dollars by applying the exchange rate, which the Settlement Agent can reasonably obtain at the time it converts U.S. dollars into a euro amount equal to the Aggregate Issue Price. Solely for the purpose of calculating the Aggregate Option Issue Price to be credited to the Capital Increase Account in euro, the Aggregate Option Issue Price is converted from U.S. dollars into euro by applying the exchange rate, which the Settlement Agent can reasonably obtain at the time it converts euro into a U.S. Dollar amount equal to the Aggregate Option Issue Price.

(f) The Firm ADSs and the Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, or the Additional Closing Date, as the case may be. The Firm ADSs and the Additional ADSs shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Firm ADSs to the Underwriters and the several obligations of the Underwriters to purchase, subscribe and pay for the Firm ADSs on the Closing Date, respectively, are subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the release of the Subscription Certificate:

(i) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ii) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, stockholders’ equity or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus that, in your joint reasonable judgment, is material and adverse and that makes it, in your joint reasonable judgment, after consultation with the Company, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(iii) The Representatives shall have received on the date hereof a certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Representatives.

(iv) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and all shareholders of the Company, the members of the Company’s management board (Vorstand) of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the date of this Agreement and shall not be terminated, rescinded or revoked.

(v) The Representatives shall have received copies of the resolution of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company, regarding the setting of the offer price and the execution of this Agreement.

(vi) The Representatives shall have received on the Subscription Date, at the request of the Company, an opinion of Sullivan & Cromwell LLP German counsel for the Company, dated the Subscription Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(vii) The Representatives shall have received on the Subscription Date an opinion of Latham & Watkins LLP, German counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(viii) The Representatives shall have received copies of the resolution of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company, authorizing the issuance and the sale of the Firm Shares.

(ix) The Company shall have performed all of its obligations hereunder required to have been performed prior to or on the date of this Agreement.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ii) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, stockholders’ equity or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(iii) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by the co-chief executive officers of the Company (A) to the effect set forth in Sections 6(b)(i) and 6(b)(ii) above and (B) confirming that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(iv) The Prospectus shall have been filed with the Commission in accordance with the rules and regulations and Section 8(b) hereof. Prior to such Closing Date. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(v) The Representatives shall have received on the Closing Date, at the request of the Company, an opinion and 10b-5 statement of Sullivan & Cromwell LLP, United States counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(vi) The Representatives shall have received on the Closing Date, at the request of the Company, an opinion of Sullivan & Cromwell LLP German counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(vii) The Representatives shall have received on the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, United States counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(viii) The Representatives shall have received on the Closing Date an opinion of Latham & Watkins LLP, German counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(ix) The Representatives shall have received on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, at the request of the Depositary, dated the Closing Date, in form and substance satisfactory to the Representatives.

(x) The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or a bring-down letter dated the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young, Société anonyme, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(xi) The Representatives shall have received on the Closing Date a certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Representatives.

(xii) No stop order suspending the effectiveness of any Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the Company’s best knowledge, are contemplated by the Commission.

(xiii) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date and shall not be terminated, rescinded or revoked. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADS representing such Shares in accordance with the Deposit Agreement.

(xiv) The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, confirmation satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of the corresponding ADRs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(xv) The Company shall have delivered to a designated affiliate of the Settlement Agent, in accordance with, and at the time provided for, in Section 2(d) hereof, in case of the Firm Shares to be issued on the Closing Date, and Section 3(f) hereof, in case of any Additional

Shares to be issued on the Additional Closing Date, (A) a duly executed global share certificate evidencing the Firm Shares or the Additional Shares, as the case may be and (B) a certified excerpt from the Commercial Register pertaining to the Company evidencing the Capital Increase represented by the Firm Shares or the Additional Shares, as the case may be.

(xvi) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(xvii) The ADSs shall have been approved to be listed on the NYSE.

(xviii) On or prior to the Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(xix) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and all shareholders of the Company, the members of the Company’s management board (Vorstand) of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the date of this Agreement and shall not be terminated, rescinded or revoked.

(xx) The Company shall have performed all of its obligations hereunder required to have been performed prior to or on the Closing Date.

(c) Subsequent to the Closing Date and prior to the release of the Additional Shares Subscription Certificate:

(i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, stockholders’ equity or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(ii) The Representatives shall have received on the Closing Date a certificate, dated the Additional Shares Subscription Date and signed by the co-chief executive officers of the Company (A) to the effect set forth in Sections 6(b)(i) above and (B) confirming that the representations and warranties of the Company contained in this Agreement are true and correct as of the Additional Shares Subscription Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Additional Shares Subscription Date. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(iii) The Representatives shall have received on the Additional Shares Subscription Date, at the request of the Company, an opinion of Sullivan & Cromwell LLP, United States counsel for the Company, dated the Additional Shares Subscription Date and otherwise to the same effect as the opinion required by Section 6(b)(v) hereof.

(iv) The Representatives shall have received on the Additional Shares Subscription Date, at the request of the Company, an opinion of Sullivan & Cromwell LLP, German counsel for the Company, dated the Additional Shares Subscription Date, relating to Additional Shares to be allocated on such the Additional Shares Subscription Date and otherwise to the same effect as the opinion required by Section 6(b)(vi) hereof.

(v) The Representatives shall have received on the Additional Shares Subscription Date an opinion of Latham & Watkins LLP, United States counsel for the Underwriters, dated the

Additional Shares Subscription Date, to the same effect as the opinion required by Section 6(b)(vii) hereof.

(vi) The Representatives shall have received on the Additional Shares Subscription Date an opinion of Latham & Watkins LLP, German counsel for the Underwriters, dated the Additional Shares Subscription Date, to the same effect as the opinion required by Section 6(b)(viii) hereof.

(vii) The Representatives shall have received on the Additional Shares Subscription Date an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, at the request of the Depositary, dated the Closing Date, in form and substance satisfactory to the Representatives.

(viii) The Representatives shall have received on the Additional Shares Subscription Date, a certificate of the Chief Financial Officer of the Company, dated the Additional Shares Subscription Date, to the same effect as the certificate required by Section 6(b)(xi) hereof.

(ix) The Representatives shall have received, on the Additional Shares Subscription Date, a letter dated the Additional Shares Subscription Date, in form and substance satisfactory to the Representatives, from Ernst & Young, Société anonyme, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Additional Shares Subscription Date shall use a “cut-off date” not earlier than two business days prior to the Additional Shares Subscription Date.

(x) The Company shall have performed all of its obligations hereunder required to have been performed prior to or on the Additional Shares Subscription Date.

(d) On or prior to the Closing Date or the Additional Shares Subscription Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the ADSs as the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees in connection with such qualification, (iv) all filing fees incurred in connection with the review and qualification of the offering of the ADSs by the Financial Industry Regulatory Authority, (v) all

fees and expenses in connection with the preparation and filing of the Exchange Act Registration Statement, the ADS Registration Statement and all costs and expenses incident to listing the ADSs on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that the cost of any aircraft chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters (ix) the document production charges and expenses associated with printing this Agreement, (x) all costs arising in relation to the Capital Increase and the Additional Capital Increase and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this section, Section 9 entitled “Indemnity and Contribution” and in the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 7).

(k) The Company will use its commercially reasonable best efforts to list the ADSs on the NYSE.

(l) The Shares will, on the Closing Date or the Additional Closing Date, as the case may be, be deposited with the Custodian in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and ADSs and/or ADRs evidencing ADSs delivered to the Underwriters at the Closing Date or the Additional Closing Date, as the case may be.

(m) If at any time following the issuance of any free writing prospectus or distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such free writing prospectus or Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(o) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein.

(p) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(q) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(r) The Company agrees to apply the net proceeds from the sale of the ADSs in substantially the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The Company agrees not to, and agrees to cause its subsidiaries and affiliates not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(t) The Company agrees, for a period of six months after the date of the final prospectus, to suspend the exercise of any options by option holders under the option program 2016 and, once in effect, the option program 2019.

(u) The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the ADSs to be sold hereunder, (B) the issuance of new shares to AXA Africa Holding S.A.S., ELQ Investors III Limited, Atlas Countries Support S.A., CDC Group Plc. and/or Pernod Ricard Deutschland GmbH to compensate them for any dilution as described in the Prospectus or (C) the issuance of new shares in the concurrent private placements as described in the Prospectus.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(a)(v) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each personally liable partner of an Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the respective indemnified party may become subject under the Securities Act, the Exchange Act or otherwise that, directly or indirectly, arise out of, or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act, including any electronic road show (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company and the Underwriters acknowledge and agree that the only information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto consists of (i) the third, eighth, thirteenth, sixteenth and seventeenth paragraphs, in the section entitled “Underwriters”, in the Registration Statement, any preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (ii) the list of Underwriters and their respective participation in the sale of the ADS.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed between the Company and the Underwriters that the only such information furnished by any Underwriter consists of (i) the third, eighth, thirteenth, sixteenth and seventeenth paragraphs, in the section entitled “Underwriters”, in the Registration Statement, any preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (ii) the list of Underwriters and their respective participation in the sale of the ADS.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above; and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing or via e-mail to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault or culpability by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by Section 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters for express use and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

10. Termination. The Representatives on behalf of the Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market or the Frankfurt Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the Federal Republic of Germany shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or German authorities or authorities in the United Kingdom, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your reasonable judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your reasonable judgment, after consultation with the Company, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or (vi) upon non-occurrence of a condition precedent referred to in Section 6(a) and/or 6(b) above (each of the events set forth in clauses (i) to (vi) of this Section, a “Termination Event”).

(a) If a Termination Event occurs before the Subscription Certificate for the Firm Shares has been filed with the Commercial Register, the obligations of the Underwriters acting through the Settlement Agent to subscribe for the Firm Shares for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Firm Shares and the Firm ADSs may be canceled and this Agreement may be terminated by the Representatives at their option and in their sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the Subscription Certificate and the Bank Certificate to the Settlement Agent and release any funds already credited to the Capital Increase Account for the benefit of the Settlement Agent acting for the account of the several Underwriters.

(b) If a Termination Event occurs after the application for the registration of the Capital Increase have been filed with the Commercial Register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the application for registration of the Capital Increase from the Commercial Register. If the application is withdrawn successfully, the obligation of the Settlement Agent to subscribe for the Firm Shares for the account of the several Underwriters and the several obligations of the Underwriters to purchase the

Firm Shares and the Firm ADSs shall terminate, and the Company shall return the Subscription Certificate and the Bank Certificate to the Settlement Agent and release any funds already credited to the Capital Increase Account for the benefit of the Settlement Agent acting for the account of the several Underwriters.

(c) If a Termination Event occurs after the registration of the Capital Increase with the Commercial Register or on a date on which the application for the registration of the Capital Increase can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply:

(i) The Underwriters shall offer the Firm Shares to the Company’s shareholders (excluding the Underwriters) who hold Shares at the time at which such offer is made, in each case in proportion to their respective holdings (not taking into account the Firm Shares). The Underwriters shall be obligated to offer for sale the Firm Shares for a period of ten business days to each of the Company’s then existing shareholders (excluding the Underwriters), and, at the election of any of such existing shareholders, sell Firm Shares to such shareholder or any person designated by it in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm ADSs set forth opposite the names of all Underwriters. The purchase price determined by the Underwriters shall be at least equal to the Issue Price plus any costs and expenses per Firm Share incurred by the Underwriters in connection with the financing of the Issue Price from the Subscription Date to the date of such sale, any other costs and expenses per Firm Share arising from the foregoing procedures as well as any other costs and expenses pursuant to Section 7(i). From the proceeds of any such sale pursuant to this paragraph, the Underwriters shall retain an amount equal to the amount paid by them in connection with the subscription for the Firm Shares and the costs and expenses referred to in the preceding sentence, and the Company shall receive the remainder thereof.

(ii) If and to the extent that the Company’s shareholders elect not to purchase Firm Shares offered to them, or if such transfer of the Firm Shares against payment of the Issue Price plus any costs per Firm Share incurred by the Underwriters in connection with the financing of the Issue Price from the Subscription Date to the date of such sale, any other costs and expenses per Firm Share arising from the foregoing procedures as well as any other costs and expenses pursuant to Section 7(i) does not take place within the period specified in such sub-clause, the Company may, to the extent legally possible, designate one or more third parties to whom all or the remaining Firm Shares shall be sold in whole within a period not exceeding ten business days, and the Company shall cause such third party or parties to pay to the Underwriters a purchase price per Firm Share determined by the Company, which shall be at least equal to the Issue Price plus any costs and expenses per Firm Share incurred by the Underwriters in connection with the financing of the Issue Price from the Subscription Date to the date of such sale, any other costs and expenses per Firm Share arising from the foregoing procedures as well as any other costs and expenses pursuant to Section 7(i). From the proceeds of such sale, the Underwriters shall retain an amount equal to the amount paid by them in connection with the subscription for the Firm Shares and the costs and expenses referred to in the preceding sentence, and the Company shall receive the remainder thereof.

(iii) If and to the extent the Company fails to designate such third party or parties as set forth in Section 10(c)(ii) above within the period specified therein, or if following such designation the sale of and/or payment for the Firm Shares does not take place within the period specified therein, the Underwriters shall be entitled to sell the Firm Shares as they deem best. From the proceeds of such sale, the Underwriters shall retain an amount equal to (a) the Issue Price multiplied by the number of Firm Shares sold in accordance with this Section Section 10(c)(iii) plus (b) an amount equal to the difference between the Public Offering Price and the Purchase Price multiplied by the number of Firm Shares sold in accordance with this Section Section 10(c)(iii) plus (c) any costs and expenses incurred by the Underwriters in connection with the financing of the Issue Price multiplied by the number of Firm Shares sold in accordance with this Section Section 10(c)(iii) from the Subscription Date to the date of such sale plus (d) any other costs and expenses pursuant to Section 7(i), and the Company shall receive the remainder thereof.

(iv) If the shares from the Capital Increase have already been transferred from the Settlement Agent to the Depositary and been registered in the Depositary’s name, the Company shall assist the Settlement Agent in taking all reasonable measures necessary to effect the re-transfer of such shares to the Settlement Agent or any other entity designated by the Settlement Agent, on behalf of the several Underwriters.

(d) Termination Event with regard to Additional Shares

(i) If a Termination Event occurs before the Subscription Certificate for the Additional Shares has been filed with the Commercial Register, the obligations of the Underwriters acting through the Settlement Agent to subscribe for the Additional Shares for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Additional Shares and the Additional ADSs may be canceled by the Representatives at their option and in their sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the Additional Shares Subscription Certificate and the Additional Shares Bank Certificate to the Settlement Agent and release any funds already credited to the Capital Increase Account for the benefit of the Settlement Agent.

(ii) If a Termination Event occurs after all documents required for the registration of the Additional Capital Increase representing the Additional Shares have been filed with the Commercial Register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the application for registration of the Additional Capital Increase from the Commercial Register. If the application is withdrawn successfully, the obligation of the Settlement Agent to subscribe for the Additional Shares for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Additional Shares shall terminate and the Company shall return the Additional Shares Subscription Certificate and the Additional Shares Bank Certificate to the Settlement Agent and release any funds already credited to the Capital Increase Account for the benefit of the Settlement Agent.

(iii) If a Termination Event occurs after the registration of the Additional Capital Increase with the Commercial Register, there shall be no termination right with respect to the Underwriters’ obligations resulting from the exercise of the Greenshoe Option after registration of the Additional Capital Increase with the Commercial Register.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company and Section 10(c)(iii) shall apply mutatis mutandis. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Citigroup Global Markets Inc., Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and Berenberg Capital Markets, LLC, 1251 Avenue of the Americas-53rd floor, New York, New York 10020, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Sacha Poignonnec, Jumia Technologies AG, Charlottenstraße 4, 10969 Berlin, Germany.

17. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the ADSs (each, a “Related Proceeding”). Each of the Company and its subsidiaries and affiliates irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company, its subsidiaries or its affiliates has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company, such subsidiary or affiliate irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19. Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

21. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such

Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Contractual Recognition of Bail-in.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the Underwriters, the Underwriters acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledge, accept, and agree to be bound by:

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Underwriters to any other Underwriter under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Underwriters or another person, and the issue to or conferral of such shares, securities or obligations on the creditor or counterparty of such Underwriter;

(C) the cancellation of the BRRD Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) Bail in Definitions. For the purposes of this Section 23:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

[Signature page follows.]

Very truly yours,

JUMIA TECHNOLOGIES AG

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Berenberg Capital Markets, LLC

Acting severally on behalf of themselves and

       the several Underwriters named in

       Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Berenberg Capital Markets, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Berenberg Capital Markets, LLC
RBC Capital Markets, LLC
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.

Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

III-1

EXHIBIT A

FORM OF SUBSCRIPTION CERTIFICATE

[TO COME]

EXHIBIT B

FORM OF BANK CERTIFICATE

[TO COME]

EXHIBIT C

FORM OF GLOBAL SHARE CERTIFICATE

[TO COME]

EXHIBIT D

FORM OF LOCK-UP LETTER

EXHIBIT E

FORM OF WAIVER OF LOCK-UP

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Jumia Technologies AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin, Germany, under number [●] (the “Company”) of [●] American Depositary Shares, representing an aggregate of [●] ordinary bearer shares with no par value (the “Stock”), of the Company and the lock-up letter dated                     , 20         (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                     , 20        , with respect to                      shares of Stock (the “Shares”).

Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Berenberg Capital Markets, LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                     , 20        ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, Morgan Stanley & Co. LLC Citigroup Global Markets Inc. Berenberg Capital Markets, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Berenberg Capital Markets, LLC

By:
Name:
Title:

cc: Company

EXHIBIT F

FORM OF PRESS RELEASE

Jumia Technologies AG

[Date]

Jumia Technologies AG (the “Company”) announced today that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Berenberg Capital Markets, LLC, the lead book-running managers in the Company’s recent public sale of [●] American Depositary Shares, representing an aggregate of [●] ordinary bearer shares with no par value, is [waiving][releasing] a lock-up restriction with respect to [●] of the Company’s American Depositary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                     , 2019, and the American Depositary Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.